Exhibit 10.11

[Confidential]

SALE AND PURCHASE AGREEMENT

FOR VITESSE PATENTS

BETWEEN

VITESSE SEMICONDUCTOR CORPORATION

AND

************

SALE AND PURCHASE AGREEMENT

FOR VITESSE PATENTS

This Sale and Purchase Agreement for Vitesse Patents (“Agreement”) is entered into by and between Vitesse Semiconductor Corporation, a Delaware corporation, having a place of business at 741 Calle Plano, Camarillo, CA 93012 (“Vitesse”) and *******, a ******** corporation, having a place of business at ******************************************** (“Purchaser”), individually a “Party” and collectively the “Parties”.

WHEREAS, Vitesse is the owner of Vitesse Patents (as defined herein);

WHEREAS, Purchaser desires to purchase said Vitesse Patents from Vitesse; and

WHEREAS, Vitesse is willing to sell said Vitesse Patents to Purchaser for due consideration, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration as stated herein, the receipt and sufficiency of which are hereby acknowledged, Vitesse and Purchaser hereby agree as follows:

DEFINITIONS

Assignment Date as to the Vitesse Patents (as defined herein) means the Effective Date on which Vitesse has executed the Patent Assignment (as defined herein) for the Vitesse Patents pursuant to Article 3.1 hereof.

Closing Date means the date on which Vitesse has assigned and recorded the Patent Assignment pursuant to Article 3.2 and Purchaser has paid Vitesse the Purchase Price (as defined herein) pursuant to Article 2.

Effective Date means the date on which both Parties have signed this Agreement and Vitesse has signed the Patent Assignment pursuant to Article 3.1.

Patent Assignment means a sale and assignment by Vitesse of the Vitesse Patents to Purchaser.

Affiliate of a Party means a corporation, company or other entity that controls, is controlled by, or is under common control with a Party or its successor in interest.  “Control” for the purpose of this paragraph means ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity.  An entity is an Affiliate of a Party to this Agreement solely for so long as such Control exists.

Vitesse Patents means those Vitesse patents listed in Appendix 1 to this Agreement, and the patent rights to all inventions and discoveries claimed therein plus any and all related patents, patent applications, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitution and foreign counterparts of any of the foregoing.  For purpose of clarification, all future applications that claim priority, in whole or in part, to any of the Vitesse Patents shall be solely owned by Purchaser.

ARTICLE 1 – AGREEMENT FOR SALE AND PURCHASE

1.1           Agreement to Sell: Subject to the terms and conditions of this Agreement, Vitesse hereby agrees to sell, transfer and assign to Purchaser all of Vitesse’s right, title and interest in and to the Vitesse Patents, including, without limitation, (a) the right to sue and collect for past, current and future infringement by third parties of such Vitesse Patents, including the right to license and to collect and receive any damages, royalties, injunctive relief, and/or settlements for such infringements of such Vitesse Patents, and (b) sue under any past, current or future patent causes of actions relating to any of the inventions or discoveries described or claimed in the Vitesse Patents.  For purpose of clarification, with respect to the sole right to sue, which is assigned and transferred to Purchaser herein, Vitesse hereby expressly disclaims any and all rights to sue or otherwise enforce such Vitesse Patents.

1.2           Agreement to Purchase: Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase and assume the Vitesse Patents from Vitesse.

ARTICLE 2 – PAYMENT

2.1           Price: Subject to the assignment of the Vitesse Patents to Purchaser pursuant to Article 3.1 on the Effective Date and recordation of the same pursuant to Article 3.2, Purchaser shall pay Vitesse a non-refundable price of eight million two hundred fifty thousand United States Dollars (US$8,250,000.00) (“Purchase Price”) in consideration for the sale, transfer and assignment of the Vitesse Patents to Purchaser hereunder.  For the convenience of the Parties, however, Purchaser may pay to Vitesse within fifteen (15) days of the Effective Date, provided that Vitesse must have first assigned the Vitesse Patents to Purchaser pursuant to Article 3.1 below, record the assignment pursuant to Article 3.2 below, and issue an invoice in the form of the invoice attached hereto as Appendix 5 to allow Purchaser to process payment.

2.2           Taxes:

(1)           The Price does not include any sales, use or other similar taxes that may be applicable, which, if any, shall be paid and borne by Purchaser.

(2)           Notwithstanding the foregoing, Purchaser confirms that Purchaser will not withhold taxes on the Purchase Price unless specifically directed to do so for this specific transaction by the ******* governmental authorities, in which case Purchaser shall promptly provide Vitesse with tax certificate and/or receipt issued by the relevant tax authorities showing that any such tax has been paid.

(3)           The stamp taxes, if any, imposed on the original copy(ies) of this Agreement shall be borne by Purchaser.

2.3           Payment: All payments due under this Agreement shall be sent by electronic transfer to the following bank account or to such other bank account as Vitesse may specify in writing:

Wells Fargo Bank

Routing/transit #*******

Account Number: *******

Account Name: Vitesse Main Operating Account

ARTICLE 3 – ASSIGNMENT

3.1           Assignment:  Vitesse will, on the Effective Date of this Agreement and at its expense, execute and deliver to Purchaser, a Patent Assignment, in the form attached hereto as Appendix 2, for the Vitesse Patents for the benefit of Purchaser.  For the convenience of the Parties, however, Vitesse may deliver the foregoing assignment to the Purchaser via facsimile on the Effective Date.  Vitesse shall deliver the original copy of the assignment agreement to the Purchaser no later than the Closing Date.  If there is any inconsistency between any such Patent Assignment(s) and the terms and conditions of this Agreement, the latter shall prevail.

3.2           Recordation of Assignment: Within fifteen (15) days of the Effective Date of this Agreement, Vitesse shall, at its expense, apply for the recordation or other perfection of the assignment under Article 3.1 with all relevant Government Agencies, send a copy of the foregoing application and/or perfection to the Purchaser, and use all diligence to complete the recordation or perfection as promptly as possible.

ARTICLE 4 – ADDITIONAL OBLIGATIONS

4.1           Further Assistance In Effectuating Transfer Of Rights:  At the reasonable request of Purchaser and without demanding further consideration from Purchaser, Vitesse agrees to execute and deliver such other instruments and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of the transfer of ownership in and to the Vitesse Patents as contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transfer of ownership in and to the Vitesse Patents as contemplated hereby.

4.2           Further Assistance In Prosecution Matters:  Vitesse agrees, upon the reasonable request of Purchaser, to do all things necessary, proper, or advisable, including without limitation the execution, acknowledgment and recordation of specific oaths, declarations and other documents on a country-by-country basis, to assist in obtaining, perfecting, further prosecuting and/or sustaining the Vitesse Patents.  Such assistance may also include providing, and obtaining from the respective inventors (to the extent such inventors are then employed by Vitesse), prompt production of pertinent facts and documents, execution of petitions, oaths, powers of attorney, declarations or other papers and other assistance reasonably necessary for filing patent applications, complying with any duty of disclosure, and conducting prosecution, reexamination, reissue, interference or other priority proceedings, opposition proceedings, cancellation proceedings, and the like with respect to the Vitesse Patents.

Vitesse further agrees, that upon reasonable request, Purchaser shall be, to the extent the same are in the possession, custody, or control of Vitesse and can be located, entitled to examine, make copies, and/or take possession of those relevant portions of laboratory notebooks and related documents and things as are reasonably necessary and required to enable Purchaser to prosecute the application for any Vitesse Patents.  Such documents and things referenced in this Article include, without limitation, information relating to the conception and/or reduction to practice of any Vitesse Patents.  To the extent such documents and things currently exist, Vitesse further agrees to maintain such records intact consistent with its policy for records retention.

Vitesse agrees and consents to Purchaser retaining Vitesse’s existing patent prosecution counsel for the purpose of continuing such counsel’s efforts in connection with prosecution and maintenance of the patents.

4.3           Further Assistance in Litigation or Other Matters:  In the event that the validity and/or enforceability of any of the Vitesse Patents is challenged by any third party or any competent authority, and provided the basis of the challenge relates to information that is not otherwise publicly available and that may be in the possession Vitesse or any inventor listed as an inventor of such Vitesse Patents, then Vitesse shall use commercially reasonable efforts to make such inventor available to Purchaser for consultations on such Vitesse Patents or providing declaration, testimony or other assistance in such litigation or other matters, if the inventor is employed by Vitesse.  In the event that the inventor no longer works for Vitesse, Vitesse agrees to use reasonable efforts to locate such inventor’s contact information for Purchaser upon request.

4.4           Maintenance And Other Fees:  Vitesse shall (i) pay any maintenance fees, annuities, and the like that become due on the Vitesse Patents after the Effective Date and up to the Closing Date and Purchaser shall reimburse Vitesse for any such payments made by Vitesse; (ii) provide, on or before the Closing Date, a list to Purchaser of the dates on which any such fees, annuities and the like will become due during the two (2) month period following the Closing Date; and (iii) shall otherwise use its reasonable best efforts to assist Purchaser in preventing abandonment or delay in fee payments of the Vitesse Patents for the two (2) month period following the Closing Date.

Vitesse shall be responsible for all invoices, expenses, and fees pending to outside prosecution counsel or agents existing on the Effective Date.

4.5           In-House And Outside Prosecution Files:  Vitesse shall be responsible for all costs and expenses associated with the transfer of prosecution-related files from Vitesse to Purchaser.

On the Closing Date, Vitesse shall send to Purchaser each patent prosecution (docket) file in its possession for each of the Vitesse Patents.  On the Effective Date, Vitesse shall also send letters to each outside counsel then retained by Vitesse (or prior counsel if none) responsible for the preparation and prosecution of any Vitesse Patents informing such firm that Vitesse has assigned all of Vitesse’s right, title and interest in and to any files maintained by such firm for the purpose of the preparation and prosecution of the Vitesse Patents to Purchaser and directing that such firm (i) immediately take direction from Purchaser regarding sending all copies of such files to Purchaser; (ii) not retain copies of such files; and (iii) invoice Vitesse for all pending costs and expenses pending on the Effective Date. From and after the presentation of such letter, Purchaser shall be responsible for all actions necessary to secure such files and Purchaser shall be responsible for all normal and customary fees charged by such firms in securing such files from such firms.  If necessary, Vitesse agrees to thereafter assist Purchaser in a timely fashion in procuring all such files from all such outside counsel.

On the Closing Date, Vitesse shall also send Purchaser originals of all assignment agreements in its possession for the Vitesse Patents.

4.6           Assistance:  Except as expressly provided in this Agreement, Vitesse shall have no obligation to provide Purchaser with any other assistance unless agreed otherwise by Parties hereto.

ARTICLE 5 – RESERVATION OF RIGHTS

5.1           Vitesse’s License: Effective upon Purchaser’s acquisition of the entire right, title and interest in and to the Vitesse Patents, Purchaser hereby grants to Vitesse and Vitesse’s Affiliates a non-exclusive, revocable, non-assignable, non-divisible, worldwide, fully-paid-up, royalty-free, perpetual right and license to the Vitesse Patents for the full life of such Vitesse Patents to make, have made, use, import, sell, offer to sell, or otherwise transfer any product encompassed by or embodying one or more claims of the Vitesse Patents, provided, in the event Vitesse is dissolved, liquidated, acquired by, merged into, or sells substantially all of its stocks and/or assets to another entity, this license under Article 5.1 shall be immediately limited to Vitesse products at the time of said dissolution, liquidation, acquisition, merger, or sale, excluding future versions or successors that include major functional enhancements.  Except as provided in this Agreement, Vitesse shall have no right to sublicense, license, assign or grant any right whatsoever to any entity under the Vitesse Patents.  This grant-back license to Vitesse and Vitesse’s Affiliates shall continue and survive for the benefit of Vitesse and Vitesse’s Affiliates in the event of any transfer, dissolution, or sale, in whole or in part, of Purchaser, its assigns, and successors-in interest, and any transfer of any enforcement rights in any of the Vitesse Patents shall be made subject to such license.

Purchaser agrees that any subsequent transfer (including the grant of exclusive licenses) of any Vitesse Patents by Purchaser or its direct or indirect successors and assigned (including exclusive licensees) shall be made subject to such right and license.

5.2           No Need for Maintenance of Patents: The provisions of Articles 5.1 shall not be construed to obligate Purchaser to maintain any of the Vitesse Patents in force or to defend any action, suit or other proceeding brought by a non-Party which challenges or concerns the scope, term, validity or enforceability of any of the Vitesse Patents.

5.3           No Implied License: Except as specifically set forth in this Agreement, no license or other right is granted or implied, either directly or indirectly, by implication or estoppel or otherwise by this Agreement, to either Party under any patent, copyright or other intellectual property right of the other Party.

ARTICLE 6 – WARRANTIES, INDEMNIFICATION AND

LIMITATION OF LIABILITY

6.1           Vitesse hereby represents and warrants to Purchaser as follows:

(1)           Authority.  Vitesse has the full, sole, and exclusive right and authority to enter into this Agreement and to carry out its obligations hereunder.

(2)           Title and Contest.  Vitesse has good and marketable title to the Vitesse Patents, including without limitation all rights, title, and interest in the Vitesse Patents to sue for infringement thereof, and prior to the Closing Date the Vitesse Patents will be free and clear of all liens, mortgages, or security interests which would restrict, in whole or in part, the transfer of the Vitesse Patents.  Prior to the Closing Date, Vitesse will provide Purchaser with a copy of an executed lien release for the lien on the Vitesse Patents and Vitesse Patents will be free and clear of any and all liens, mortgages or securities interests.  Vitesse has not received notice of (and Vitesse is not aware of any facts or circumstances which could reasonably be expected to give rise to) any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Vitesse Patents.

(3)           Encumbrances. The Vitesse Patents will be, upon assignment and transfer, free of any encumbrance or licenses (including, without limitation, covenants not to sue, government grants, identifications to standard committees, or any other restriction on the rights relating to the Vitesse Patents) *************************.

(4)           Conduct.  To Vitesse’s knowledge, none of Vitesse or its representatives has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Vitesse Patents.

(5)           Patent Office Proceedings.  None of the Vitesse Patents have been or, to Vitesse’s Knowledge (as defined herein), are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that no such proceedings are pending or threatened. As used in this Article 6.1, the term “Knowledge” is defined to mean Vitesse will be deemed to have “Knowledge” of a particular fact or other matter if Vitesse is actually aware of that fact or matter or a prudent entity could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation.

(6)           Fees.  All maintenance fees, annuities, and the like due on the Vitesse Patents have been timely paid through the Closing Date.

(7)           Validity and Enforceability.  To Vitesse’s knowledge, the Vitesse Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

(8)           Other.  Vitesse agrees: (i) not to challenge the validity or enforceability of the issued patents or, if any, presently pending applications for patents comprising the Vitesse

Patents; and (ii) not to assist any third party (except as necessary to comply with any court order, statute, or regulation requiring production of documents or testimony or absent Purchaser’s express written consent) in any analysis concerning the infringement or non-infringement of the Vitesse Patents, or to challenge the validity or enforceability of the Vitesse Patents.

6.2           Purchaser hereby represents and warrants to Vitesse as follows:

(1)           Authority.  Purchaser has the full, sole, and exclusive right and authority to enter into this Agreement and to carry out its obligations hereunder.

6.3           Except as expressly provided in this Article 6, nothing in this Agreement shall be construed as:

(1)  A warranty or representation by any Party as to the validity, enforceability, or scope of any patent; or

(2)  A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted herein is or will be free from infringement of patents of third persons or parties; or

(3)  A requirement that any Party shall file any patent application, secure any patent, or maintain any patent in force (except as provided in Article 4 of this Agreement); or

(4)  An obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

(5)  An obligation to furnish any manufacturing or technical information (except as provided in Article 4 of this Agreement); or

(6)  Conferring a right to use in advertising, publicity, or otherwise any trademark or trade name.

6.4           AS TO THE SUBJECT MATTER OF THIS AGREEMENT, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 6, NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, OR ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE COMMERCIAL SUCCESS, USE, SALE, OR OTHER DISPOSITION BY OR FOR ANY OTHER PARTY (OR ITS AFFILIATES) OF THE VITESSE PATENTS OR PRODUCTS INCORPORATING OR MADE BY THE USE OF INVENTIONS OF THE VITESSE PATENTS.

6.5           Indemnification by Vitesse: Vitesse agrees to indemnify, defend and hold Purchaser, its Affiliates and their respective officers, directors, employees, distributors, agents, successors and assigns harmless from (i) any third party claims against Purchaser, its Affiliates and their respective officers, directors, employees, distributors, agents, successors and assigns arising out of, or related to, the transactions contemplated by this Agreement; and/or (ii) any breach by Vitesse of any terms and conditions of this

Agreement, including, without limitation, the representations and warranties as set forth under Article 6.1.

6.6           Limitation of Liability: EXCEPT FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RELATE IN ANY WAY TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  FURTHER, VITESSE’S MAXIMUM AND AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE PRICE ACTUALLY PAID BY PURCHASER TO VITESSE PURSUANT TO ARTICLE 2.1.  FOR THE PURPOSES OF THIS SECTION, EACH PARTY SHALL BE DEEMED TO INCLUDE ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, AND SUBCONTRACTORS.

ARTICLE 7 – CONFIDENTIALITY

7.1           Confidentiality: Other than by recordation of the Patent Assignment, the Parties each shall not disclose the existence, subject matter or terms of this Agreement to any third party except: (a) with the prior written consent of the other Party; (b) as otherwise may be required by law, legal process, governmental or stock exchange regulations, FASB rules, or requested by an administrative agency, or in accordance with generally accepted accounting principles, including in confidence to legal, financial advisors (including outside auditors), and insurers in their capacity of advising the Party in such matters; (c) during the course of litigation, so long as the disclosure of such terms are restricted in the same manner as is the confidential information of other litigating parties or to the extent necessary to enforce the Vitesse Patents; or d) in confidence to its legal counsel, accountants, auditors, advisors, brokers, insurers, banks and financing sources, and potential acquirers of the party, in whole or in part, and their advisors, provided that in (b), (c) and (d) above,  the disclosing party (i) shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) shall, to the extent practical, provide the other party with at least ten (10) days prior written notice of such disclosure.

ARTICLE 8 – EFFECTIVE DATE AND TERMINATION

8.1           Effective Date: This Agreement shall become effective as of the Effective Date.

8.2           Termination for Breach, etc.:  Either may terminate this Agreement by written notice to the other Party if a Party commits a material breach of the Agreement and does not correct such breach within thirty (30) days after receiving written notice complaining thereof.  In addition, any purported sublicense or assignment by Vitesse or any of its Affiliates of all or part of the license granted under this Agreement in violation of Article 5.1 of the Agreement shall be deemed a breach of the Agreement and shall entitle Purchaser, upon notice and a five (5) business day opportunity to cure, to terminate the license set forth in Article 5.1 of this Agreement.

8.3           Surviving Provisions: The provisions of Articles 4.1 through 4.5, Articles 5.1 through 5.3, Articles 6.1 through 6.6, Article 7.1, Article 8.3, and Articles 9.1 through 9.11 shall survive any termination of this Agreement.

8.4           No Election of Remedies: The right of termination provided for herein is not in lieu of, but is in addition to, any other remedies available under applicable law

ARTICLE 9 – GENERAL PROVISIONS

9.1           Notices: All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Vitesse:

VITESSE SEMICONDUCTOR CORPORATION

741 Calle Plano

Camarillo, CA 93012

Attention: General Counsel

If to Purchaser:

*************

*************

*************

*************

Attention: General Counsel

Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Either Party may change its address by a notice given to the other Party in the manner set forth above.

9.2           Article Headings: Article headings are inserted for convenience purposes only and shall not affect the interpretation of the Articles.

9.3           Drafted Jointly: Each of the Parties has participated in the negotiation and drafting of this Agreement.  In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties and no rule of construction, presumption or burden of proof shall arise favoring one Party concerning the interpretation of ambiguous provisions or otherwise by virtue of one Party’s presumed authorship of this Agreement or any provision hereof

9.4           Compliance: Each Party agrees to comply and to reasonably assist the other in complying with applicable export/import control laws, rules and regulations as they apply to this Agreement, including, without limitation, those related to the transfer of the Vitesse Patents to Purchaser.

9.5           No Agency: Nothing contained in this Agreement, or done in pursuance of this Agreement, shall constitute the Parties entering upon a joint venture or partnership.

Neither Party shall have the authority to bind or make commitments on behalf of the other Party for any purpose.

9.6           No Rule of Strict Construction: Regardless of which Party may have drafted this Agreement, no rule of strict construction shall be applied against either Party.

9.7           Illegal Provisions: If any provision of this Agreement is held invalid, illegal or unenforceable by any court of law, the Parties agree such holding shall not affect either the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid, legal and enforceable provision most closely reflecting the intent and purpose of the original provision.

9.8           Governing Law: This Agreement is governed by the laws of the State of California, without regard to the conflict of laws provisions thereof. Any suits or actions arising out of this Agreement shall only be brought in the United States District Court for the Northern District of California, and the Parties agree to submit to the jurisdiction thereof.

9.9           Amendment: Any amendment or modification of this Agreement shall be in writing and shall not be effective unless signed by authorized representatives of both Parties.

9.10         No Waiver: No waiver of any rights will be effective unless assented to in writing by the Party to be charged, and no waiver of any breach or default will constitute a waiver of any other right hereunder or any subsequent breach or default.

9.11         Entire Agreement: This Agreement, including the Appendices, is the complete and exclusive agreement between the Parties regarding the subject matter hereof and supersedes any prior oral or written communications or understandings between the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed in duplicate originals as of the dates written below.

Vitesse Semiconductor Corporation		*************

By	:	By	:
Name	:	Name	:
Title	:	Title	:
Date	:	Date	:

Appendix 1

Vitesse Patents

Country	Patent No.	Application No.	Title
US	*************	*************	*************

US	*************	*************	*************

US	*************	*************	*************

US	*************	*************	*************

US	*************	*************	*************

US	*************	*************	*************

Appendix 2

Form of Assignment

(Beginning on following page)

ASSIGNMENT

WHEREAS, VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation, having a place of business at 741 Calle Plano, Camarillo, CA 93012 (hereafter called “ASSIGNOR”) is the assignee of record for the following U.S. patents:

U.S. Patent No. ********, issued ********, for an invention entitled ********;

U.S. Patent No. ********, issued ********, for an invention entitled ********;

U.S. Patent No. ********, issued ********, for an invention entitled ********;

U.S. Patent No. ********, issued ********, for an invention entitled ********;

U.S. Patent No. ********, issued ********, for an invention entitled ********;

U.S. Patent No. ********, issued ********, for an invention entitled ********.

AND WHEREAS, ******** a ********corporation,  having a place of business at ******** (hereafter “ASSIGNEE”) wants to acquire Assignor’s entire right, title and interest in and to said above-listed patents and all the inventions therein, as well as the right of action and all other rights, including the right to sue or otherwise bring action and to collect and receive damages therefrom, for past, present, and future infringement thereof, and ASSIGNOR is willing to enter into such assignment.

NOW, THEREFORE, in accordance with and for good and valuable consideration conveyed pursuant to an agreement between the parties, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR did and hereby does sell, assign, transfer and set over to ASSIGNEE  its entire right, title and interest in and to the above-listed patents and all continuations, divisions, reexaminations, reissues and substitutes thereof, and all inventions therein, including the right to sue or otherwise bring action and to collect and receive damages therefrom, for past, present, and future infringement thereof;

IN TESTIMONY WHEREOF, I hereunto set my hand this              day of                                     , 2009.

Vitesse Semiconductor Corporation

By:

Name:

Title:

On                            before me,                                                   , personally appeared                                             , proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said County and State

Appendix 3

[Intentionally Omitted]

Appendix 4

Unexecuted Technology and License Agreement

(Beginning on following page)

********

Appendix 5

Form of Invoice

(Beginning on following page)

VITESSE SEMICONDUCTOR CORP
741 CALLE PLANO	PROFORMA INVOICE
CAMARILLO, CA 93012	RMC20090630
USA
Tel: (805) 388-3700
Fax: (805) 445-2289	DATE 30-Jun-09

BILL TO:	1978		SHIP TO:	1978
********			********
********			********
********			********
********			********
********			********

SALESPERSON	SALES ORDER	PURCHASE ORDER	DATE SHIPPED	SHIPPED VIA	TERMS
*. *****	NA	Per Agreement called out below	6/30/2009	NA	NET 15 DAYS

QUANTITY	PART NUMBER	DESCRIPTION		UNIT PRICE	TOTAL
Lot	Vitesse Patents	Patent Sales & Purchase			$8,250,000.00

VITESSE FEDERAL I.D.# **-*******
WIRE TRANSFER DIRECTIONS:				SUBTOTAL	$8,250,000.00
TO: WELLS FARGO BANK
ROUTING & TRANSIT #: *********
FOR CREDIT OF: VITESSE MAIN OPERATING ACCOUNT				SALES TAX	$0.00
CREDIT ACCOUNT #: **********
BY ORDER OF: NAME OF SENDER AND INVOICE NUMBERS
				SHIPPING & HANDLING	$0.00

				OTHER	$0.00

				TOTAL	$8,250,000.00